Exhibit 10.1

AGREEMENT

     This Agreement is by and among XO Communications, Inc., a Delaware corporation (“XO” or the “Company”), certain Subsidiaries of the Company, as Guarantors, as defined under the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of January 16, 2003 (the “Credit Agreement”), by and among the Company, certain Subsidiaries of the Company, as Guarantors, the lenders identified on the signature pages thereto (the “Lenders”), and Mizuho Corporate Bank, Ltd., as Administrative Agent (together with its permitted successors in such capacity, the “Agent”), the Requisite Lenders, as defined under the terms of the Credit Agreement, and Cardiff Holding, LLC (the “Investor”), and holder of 3,800,000 shares of the Company’s 6% Class A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

RECITALS

     A. Pursuant to Section 10.5 of the Credit Agreement, the Requisite Lenders have the right to waive provisions of the Credit Documents or consent to a departure of any Credit Party and such waiver shall be effective upon written concurrence of the Requisite Lenders (capitalized terms used herein without definition being used as defined in the Credit Agreement).

     B. The undersigned Lenders constitute the Requisite Lenders pursuant to Section 1.1 of the Credit Agreement.

     C. The Company anticipates that it will not be in compliance with Section 6.6(b) of the Credit Agreement for the fiscal quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006.

     D. The undersigned Lenders are prepared to waive compliance by the Company with the requirements of Section 6.6(b) of the Credit Agreement on the terms and for the periods set forth below and for and in consideration of the covenants and agreements of the Company contained herein.

     E. The powers, preferences, and relative, participating, optional, and other special rights of the Preferred Stock are set forth in that certain Certificate of Designations adopted and approved by the Company’s Board of Directors on August 5, 2004 (the “Certificate”).

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

AGREEMENT

     1. Waiver. Effective as of the date of this Waiver, the Requisite Lenders hereby waive compliance by the Company and the Guarantors with the requirements of Section 6.6(b) of the Credit Agreement for each of the four fiscal quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006.

     2. Acknowledgement. Except as expressly provided in Section 1, (a) the execution, delivery, and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Credit Document, and (b) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. The provisions of Section 3 below provide rights in addition to and not in limitation of, those set forth in the Credit Agreement and in the other Credit Documents.

     3. Prepayment and Repurchase Upon Consummation of a Company Sale.

     (a) Upon the consummation of any Qualifying Company Sale (as defined below), the Company will (i) prepay the Term Loans and all other Obligations outstanding thereunder and under the Credit Agreement and other Credit Documents in full, such payment to be made in U.S. dollars as is required by the Credit Agreement and (ii) consummate an offer (the “Redemption Offer”) to all of the holders of Preferred Stock to redeem all of their outstanding shares of Preferred Stock at the Liquidation Preference thereof, (calculated through the date of such redemption) (the “Redemption Amount”) upon the terms and subject to the conditions set forth below. A “Qualifying Company Sale” is (i) any Company Sale pursuant to a definitive agreement entered into on or before December 31, 2006 and (ii) any other Company Sale, regardless of the date the applicable definitive agreement was entered into, if such Company Sale was deemed, pursuant to the definitive agreement relating to the previous Qualifying Company Sale, to be a superior proposal to such prior Qualifying Company Sale.

     (b) In the Redemption Offer, the Company shall offer to redeem the Preferred Stock for cash, provided that if and to the extent the acceptance of the Redemption Offer (after giving effect to the repayment of all Term Loans and other Obligations outstanding under the Credit Agreement as contemplated by Section 3(a)) would leave the Company and its Subsidiaries with total cash and marketable securities of less than $80 million, then, the Company may offer as consideration for all or the remainder of the Redemption Amount (as the case may be) any other consideration it has received in the Company Sale in the form of securities or debt or other financial obligations of any kind (the “Other Consideration”), valued as follows: (i) if the Other Consideration is assigned a dollar value in the Company Sale, it will be so valued for purposes of the Redemption Offer; (ii) if no such value is assigned, the Other Consideration will be valued at the average of the daily closing price therefor on the principal exchange or securities market on which it is traded for the 10 trading days immediately preceding the Closing of the Company Sale; and (iii) if no such market price is available for such Other Consideration, at its fair market value (being the price that a willing buyer under no compulsion to buy would pay to a willing seller under no compulsion to sell); provided that if the holder of a majority of the shares of Preferred Stock outstanding at the time and a special committee of the Board of Directors of the Company consisting solely of independent directors agree on an amount as the fair market value then such amount shall be deemed to be the fair market value for this purpose.

     In the event that different types of Other Consideration are offered in the Redemption Offer, the most liquid kind of Other Consideration shall be offered first, followed by the next most liquid kind, etc.

     The Company will use all commercially reasonable efforts to (x) obtain all customary and appropriate registration rights and other rights with respect to any Other Consideration, in each case designed to ensure that it will be marketable within a reasonable period of time and (y) ensure that such rights are assignable in the Redemption Offer. Any Other Consideration offered in a Redemption Offer will be offered together with any such rights. Cash and all types of Other Consideration shall be allocated pro rata among the accepting offerees in the respective amounts in which each is being offered as consideration in the Redemption Offer.

     (c) The Redemption Offer shall be conditioned upon the closing of the applicable Company Sale, and payment shall be made pursuant thereto to all properly accepting holders of Preferred Stock on the date of such closing. The Redemption Offer shall be made in writing at least 20 Business Days prior to the earliest reasonably anticipated date for the consummation of the Company Sale and shall be mailed to all holders of Preferred Stock of record on the most recent practicable date prior to such mailing. The Redemption Offer shall be made in compliance with all applicable laws and in accordance with such procedures as the Board of Directors of the Company shall reasonable determine, and shall remain open, subject to the right of accepting shareholders to withdraw their acceptances at any time prior to the consummation of the Redemption Offer, until a date (the “Redemption Date”) on which the Company Sale is consummated or such later date as represents the minimum time required by applicable law. The Redemption Offer will require accepting holders of Preferred Stock to surrender the certificate or certificates representing their tendered shares to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Offer, and each surrendered certificate shall be canceled and retired and thereafter represent only the right to receive the Liquidation Preference attributable to the shares so redeemed calculated as of the Redemption Date.

     (d) The Investor agrees, on behalf of itself and any of its Affiliates who from time to time may become holders of Preferred Stock, that it will accept the Redemption Offer to the extent that cash is offered as consideration therefor, provided that the Investor and such Affiliates shall not be required to accept the Redemption Offer if, but only to the extent, that such acceptance would reduce the ownership of the Investor and its Affiliates of Preferred Stock to less than an absolute majority of the shares of

Preferred Stock outstanding immediately following consummation of the Redemption Offer. For the avoidance of doubt, the Investor shall in no event be required to accept any portion of the Redemption Offer consisting of Other Consideration.

     (e) A “Company Sale” means any of the following: (i) any Change of Control of the Company, (ii) a sale of all or substantially all of the assets or business of the Company and/or its Subsidiaries, directly or indirectly, whether through the sale of stock of, or other equity interests in, Subsidiaries, sale of assets, merger, consolidation, other business combination, or any combination thereof, (ii) a sale of assets of the Company and/or its Subsidiaries (directly or indirectly, whether through the sale of stock of, or other equity interests in, Subsidiaries, sale of assets, merger, consolidation, other business combination or any combination thereof) representing 50% of more of (x) the total book value of the consolidated total assets of the Company and its Subsidiaries, exclusive of cash and marketable securities as of the last month-end prior to the execution of the contract providing for the actions described in this subsection (ii) (the “Contract”), or (y) to which 50% or more of the consolidated total revenues of the Company and its Subsidiaries from operations during the 12-month period ending on the last month-end prior to the execution of the Contract are attributable, (iii) any merger, liquidation, business combination or consolidation transaction in which shares of the Company’s common stock are converted into the right to receive cash and/or securities of an acquiring Person or any other entity or issuer or (iv) any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing.

     4. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

     5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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     IN WITNESS WHEREOF, the Lenders and the Investor have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LENDERS:

ARNOS CORP.

By: /s/ Edward E. Mattner
      Name: Edward E. Mattner
      Title: Vice President

HIGH RIVER LIMITED PARTNERSHIP

By: Hopper Investments, LLC, a General Partner

By: Barberry Corp, Member

By: /s/ Edward E. Mattner
      Name: Edward E. Mattner
      Title: Authorized Signatory

INVESTOR:

CARDIFF HOLDING, LLC

By: Tramore LLC, Managing Member

By: /s/ Edward E. Mattner
      Name: Edward E. Mattner
      Title: Authorized Signatory

Agreed and Acknowledged:

XO COMMUNICATIONS, INC.

/s/ William Garrahan
William Garrahan
Senior Vice President and Acting Chief Financial Officer

GUARANTORS:

ALLEGIANCE TELECOM OF FLORIDA, INC.
ALLEGIANCE TELECOM OF ILLINOIS, INC.
ALLEGIANCE TELECOM OF COLORADO, INC.
ALLEGIANCE TELECOM OF TEXAS, INC.
LHP EQUIPMENT, INC.
TELECOMMUNICATIONS OF NEVADA, LLC
V&K HOLDINGS, INC.
XO ASIA LIMITED
XO COLORADO, LLC
XO COMMUNICATIONS SERVICES, INC.
XO DATA SERVICES, LLC
XO DOMESTIC HOLDINGS, INC.
XO FLORIDA, INC.
XO GLOBAL COMMUNICATIONS, INC.
XO ILLINOIS, INC.
XO INTERACTIVE, INC.
XO INTERCITY HOLDINGS NO.1, LLC
XO INTERCITY HOLDINGS NO.2, LLC
XO INTERNATIONAL HOLDINGS, INC.
XO INTERNATIONAL, INC.
XO LONG DISTANCE SERVICES, INC.
XO LONG DISTANCE SERVICES (VIRGINIA), LLC
XO LMDS HOLDINGS NO. 1, INC.
XO NETWORK SERVICES (VIRGINIA) LLC
XO MANAGEMENT HOLDINGS, INC.
XO MANAGEMENT SERVICES, INC.
XO MANAGEMENT SERVICES, NEVADA, INC.
XO MINDSHARE, LLC
XO MINNESOTA, LLC
XO NEVADA MERGER SUB, INC.
XO ONE, INC.
XO SERVICES, INC.
XO TEXAS, INC.
XO VIRGINIA, LLC

/s/ William Garrahan
William Garrahan
Senior Vice President and Acting Chief Financial Officer